Exhibit 99.1

Moldflow Acquires American MSI Corporation; Also Announces Formation of Design Analysis and Manufacturing Solutions Business Units

   WAYLAND, Mass.--(BUSINESS WIRE)--Jan. 26, 2004--Moldflow Corporation (NASDAQ: MFLO), the world leader in process-wide solutions for optimizing the design and manufacture of plastic products, today announced that the Company has completed the acquisition of privately-held American MSI Corporation ("American MSI" or "AMSI"). Based in Moorpark, California, American MSI is a leading solution provider of hot runner control systems for the injection molding industry. Hot runners are a key element of sophisticated mold systems used in the manufacture of large components or molds with high cavitation typically used in industries such as automotive, packaging and medical instruments. Together, Moldflow and AMSI will offer a wide range of automation and optimization solutions for the plastic injection molding industry, meeting the needs of customers at all stages of the process of design through manufacture of plastic parts.
   The agreement calls for Moldflow to pay $7.3 million in cash and issue 349,288 shares of Moldflow's common stock in exchange for 100% of the outstanding common stock of AMSI. Based on the closing price of Moldflow's common stock on January 23, 2004, the transaction is valued at approximately $12 million.
   American MSI, founded in 1984, recently introduced Altanium(R), their next generation hot runner temperature control system that breaks new ground as the industry's first and only modular, small footprint solution that can support up to 384 mold control zones. American MSI hot runner controls are used by the world's leading suppliers, including Abbott Laboratories, Becton-Dickinson, Gillette, Baxter Healthcare, S C Johnson, 3M, Bose, Chrysler, Delphi, Colgate-Palmolive, TRW, Eastman Kodak, Schick, Nypro, Ciba Vision, Johnson & Johnson, Vistakon, Terumo Medical, Volkswagen, Mattel, Whirlpool, Nissan and many more. American MSI has an active base of more than 3,000 customers and over 8,000 installations. For calendar year 2003, American MSI had revenue of approximately $9 million.
   Roland Thomas, Moldflow's president and CEO, says, "The acquisition of American MSI brings together two of the most well established and leading brand names serving the plastics industry today. I am pleased to welcome Tim Triplett, American MSI chairman and CEO, to our management team. Our shared vision of delivering strategic solutions for enhanced productivity in manufacturing makes the combination of our companies a natural fit. This combination significantly expands the breadth of our product offerings for the injection molding shop floor and creates the opportunity for a larger footprint of Moldflow manufacturing products globally. As companies around the world are experiencing stronger demand for their manufactured products, we look forward to the larger opportunity we now have to benefit from the cyclical recovery that has begun to occur in our markets."
   Tim Triplett says, "American MSI is excited to become part of the Moldflow team. From our initial discussions with Moldflow, it was clear that their management team shares our commitment to delivering advanced technology solutions with clear and demonstrable returns on investment while providing the highest level of customer service in the industry. Moldflow's global sales and support presence makes it a perfect partner for us as we seek to expand distribution of our products overseas to better serve our global customer base. Coupled with the product and technology synergies we can deliver today and in the future, the combination will result in benefit to the customers of each of the companies. I look forward to working together with Roland and the Moldflow team to expand the market growth opportunities for both of our companies."

   New Business Unit Organizations and Management Appointments

   In conjunction with the acquisition, Moldflow will reorganize its operations into two business units along its Design and Manufacturing Solutions product lines.
   Tim Triplett will remain with the combined company in a new role as executive vice president and general manager of Manufacturing Solutions. In this role Mr. Triplett will oversee all sales, service and support operations for the existing Moldflow Manufacturing Solutions and newly acquired AMSI hot runner control product lines. AMSI's principal operations will continue to be based in Moorpark, California.
   The Company announced today that Ken Welch has been promoted to executive vice president and general manager of the Design Analysis Solutions business unit. In this role, Mr. Welch will oversee all sales, service and support operations for the Moldflow Plastics Advisers (MPA) and Moldflow Plastics Insight (MPI) product lines.
   Thomas noted, "The combination with AMSI allows us to leverage the many years of experience that Tim and his team have in supplying and supporting high quality hardware and software solutions to the plastics manufacturing shop floor. We believe that significant sales synergies can be gained from the combination of the direct sales capabilities of Moldflow and the indirect distribution channels developed by AMSI." He continued, "We remain committed to our strategy of delivering best-in-class 'process-wide plastics solutions' which allow manufacturers to drive down costs and increase profitability in their businesses from design through manufacture. With the integration of the AMSI business, the timing is now right to enhance our management focus on expanding the growth opportunities of each of our main product lines by creating an organizational structure in which the growth objectives and incentives can be more closely aligned."
   In other management changes announced today, Peter Kennedy, Moldflow's vice president of technology development has been named chief technology officer for the corporation. Additionally, Richard Underwood has resigned his position as executive vice president of sales. Commenting on the resignation, Thomas said, "Dick Underwood has made many important contributions to the Company in the past six years, including building and reshaping our sales and support activities into a customer-focused organization with global presence and reach. He has decided to leave the Company at this juncture to pursue his own interests. We wish him well in his future endeavors."

   Current Outlook

   Management will discuss the acquisition and its plans for integration of the operations of AMSI during its quarterly earnings release conference call at 11:30 a.m. Eastern time today. A live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investor Information section. In addition, the call and press release will be archived and can be accessed through the same link.

   About Moldflow Corporation

   Moldflow (NASDAQ: MFLO) is the leading global provider of automation and optimization software solutions for the plastics injection molding industry. Companies use Moldflow's complete suite of products to address plastic part design issues at the earliest possible stage as well as to maximize productivity and profitability on the manufacturing floor. Moldflow's collaboration with academia, industry, and customers around the world has led to a reputation for constant innovation in the complete design-to-manufacture process. Headquartered in Wayland, Massachusetts, Moldflow has offices, manufacturing and research and development centers in the United States, Europe, Australia, and Asia.

   Note to editors: Moldflow, Moldflow Plastics Advisers, Moldflow Plastics Insight, Moldflow Manufacturing Solutions, MPA, MPI, MMS, American MSI and Altanium are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

   Cautionary Statement Regarding Forward-Looking Information

   Pursuant to the safe harbor provisions of the United States
Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward looking statements. Such forward looking statements include those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections or plans for the future and include statements regarding: (i) Moldflow's market leadership and competitive position in its market segments, and (ii) the effect of Moldflow's integration of American MSI into the existing business. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's market leadership and competitive position, the risks that the economic downturn will continue to adversely impact the market for the Company's products, that competitors will emerge with greater resources and that our Manufacturing Solutions products will not meet the needs of the target market for these products and therefore may result in lower than expected sales volumes for these products, and (ii) with respect to the Company's intention to integrate American MSI, the risk that the acquisition will not be integrated effectively, that it may have a negative impact on the Company's financial results including the potential that the Company may incur unexpected costs arising from integration of the people, products and operations of American MSI, or that the integration may result in lost revenue caused by business disruption or the distraction of our management, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2003 as well as its subsequent quarterly and annual filings.

    CONTACT: Moldflow Corporation
             Corporate Contact:
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com
             or
             Investor Relations Contact:
             Suzanne MacCormack, 508-358-5848 x239
             suzanne_maccormack@moldflow.com